                                                               EXHIBIT 10(i)(xx)

                              EMPLOYMENT AGREEMENT


This Employment Agreement is entered into as of March 18, 1996, between LCI International Management Services, Inc., a Delaware corporation (the "Company"), and Roy Gamse ("Executive").

WHEREAS, Executive and the Company desire to embody in this Agreement the terms and conditions under which Executive shall be employed by the Company.

NOW, THEREFORE, the parties hereby agree:

ARTICLE I:  Employment, Duties and Responsibilities

1.01 Employment. The Company hereby employs Executive as Senior Vice President of Marketing of the Company, effective as of the date of this Agreement. Executive hereby accepts such employment commencing on March 18, 1996.

1.02 Duties and Responsibilities. Executive shall have such duties and responsibilities as are customarily associated with his position.

1.03 Base of Operation. Executive's principal bases of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Dublin, Ohio and McLean, Virginia; provided, however, that Executive will perform such duties and responsibilities at such places as shall from time to time be reasonably necessary to fulfill his obligations hereunder.

ARTICLE II:  Term

2.01     Term.

         (a) The term of this Agreement (the "Term") shall commence effective as of the date of this Agreement, shall continue for an initial period of two years (the "Initial Term") and shall continue for an additional two-year period (the "Second Term") unless the Company provides written notice of termination to the Executive at least 12 months before the end of the Initial Term. This Agreement may also be terminated as provided in Article V.

         (b) Executive represents and warrants to the Company that, to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

ARTICLE III:  Compensation and Expenses

3.01 Salary, Bonuses and Benefits. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article V hereof):

         (a) The Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of One Hundred Sixty Thousand Dollars ($160,000) per year; provided, however, that Executive will work four (4) days per week for the Company and one (1) day per week for Earth Force, Inc. during a transition period that will last no longer than April 30, 1996. During the transition period, Executive will receive compensation at the rate of One Hundred Twenty Thousand Dollars ($120,000) per year. All other benefits described in this Employment Agreement will begin on March 18, 1996 and not be prorated during the transition period. The Company agrees to review such compensation not less frequently than annually during the Term.

         (b) Executive shall be eligible to participate during the Term in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs, other than severance, for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other senior executives of the Company and subject to the terms and provisions of such plan or program.

         (c) Executive shall be entitled to a four-week paid vacation period (but not necessarily consecutive vacation weeks) during the Term; provided, however, that such four-week paid vacation period shall be prorated for the duration of calendar year 1996.

         (d) Executive shall participate during the Term in such stock option, bonus and other executive compensation plans of the Company as may be established from time to time for similarly situated executives.

         (e) Executive will participate in the Company's 1996 Corporate Incentive Compensation Plan ("1996 Incentive Plan"), a copy of which plan has been previously provided to Executive. Executive will have an individual incentive target bonus under the 1996 Incentive Plan of sixty-five percent (65%) of Executive's base salary, subject to the terms and conditions of the 1996 Incentive Plan and prorated for the duration of calendar year 1996.

         (f) The Company will issue Executive options to purchase Fifty Thousand (50,000) shares of its Common Stock pursuant to its 1995/1996 Stock Option Plan (the "Initial Options"). The exercise price of these options shall be the average of the high and low trading price of the Company's common stock on the day prior to the later of: (i) the effective date of Executive's employment or (ii) the date the Stock Option Committee of the Company's Board of Directors approves the grant of such options to Executive. These options are contingent upon the approval of the grant by the Stock Option Committee and are subject to the following vesting: (i) 20% will vest and become exercisable on the first anniversary of the date of grant of the options, and (ii) the balance will vest and become exercisable at the rate of 1.66% per month on the last day of each month thereafter. Notwithstanding the foregoing vesting schedule, all unvested Initial Options originally granted will vest and become immediately exercisable upon the occurrence of a Change of Control (as hereinafter defined).

                    For the purpose of this Agreement, a "Change in Control" will be considered to have occurred on (i) the date of the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than E.M. Warburg, Pincus & Co., Inc. (or any entity controlling, controlled by or under common control with, directly or indirectly, E.M. Warburg, Pincus & Co., Inc.) of more than 50% of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or
                    (ii) the date the shareholders of the Company approve a merger or sale of all or substantially all of the assets of the Company.

         (g) Executive shall be entitled to an annual executive perquisite allowance equal to 5% of Executive's base salary during the Term, such amount to be prorated for the duration of calendar year 1996.

         (h) Executive shall be entitled to an automobile allowance equal to Three Hundred Thirty Dollars ($330) each bi-weekly pay period during the Term.

3.02 Expenses. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.

ARTICLE IV:  Exclusivity, Etc.

4.01 Exclusivity. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company, except as provided in Section 4.02 hereof. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all present and future policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

4.02 Other Business Ventures. Executive agrees that, so long as he is employed by the Company, he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 5% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

4.03     Business Secrets; Confidentiality; Non-Interference.

         (a) All right, title and interest of every kind and nature whatsoever, in and to inventions, patents, trademarks, copyrights and properties furnished to the Company with which Executive is in any way connected in the performance of his duties and obligations hereunder, whether the same were invented, created, written, developed, furnished, produced or disclosed by Executive or by any other party during the Term, shall, as between the parties hereto, be, become and remain the sole exclusive property of the Company for any and all purposes and uses whatsoever, and Executive shall have no right, title or interest of any kind or nature therein.

         (b) Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company which he may have learned in connection with his employment hereunder. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. Executive's obligation under this Section 4.03(b) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by written records of Executive; (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company; or (v) Executive is required to disclose upon legal compulsion.
                    Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall promptly deliver to the Company all such confidential information, including without limitation, all lists of customers, employees, and vendors, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

         (c) Executive shall not, without prior written permission of the Company, for a period of one year after the termination of his employment hereunder, either alone or on behalf of any person or entity, (i) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company to terminate such person's employment or agency, as the case may be, with the Company or with any such subsidiary or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.

         (d) Executive agrees that, at any time and from time to time during and after the Term, he will execute any and all documents which the Company may deem reasonably necessary or appropriate to effectuate the provisions of this Section 4.03. It is also agreed that the provisions of this Section 4.03 shall survive the termination for any reasons of this Agreement or Executive's employment.

ARTICLE V:  Termination

5.01 Termination by the Company. The Company shall have the right to terminate the Executive's employment at any time for "Cause". For purposes of this Agreement, "Cause" shall mean (i) substantial and continued failure by the Executive to perform his duties hereunder after being provided written notice and thirty (30) days to cure such failure; (ii) conduct grossly insubordinate or disloyal to the Company; or (iii) the conviction for the commission of a felony.

5.02 Death. In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

5.03 Disability. In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least six consecutive months, or nine months in any 12-month period, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.03 hereof.

5.04     Effect of Termination.

         (a) In the event of termination of this Agreement by either party for any reason, or by reason of the Executive's death or disability, the Company shall pay to Executive (or his beneficiary in the event of his death) any base salary or other compensation earned but not paid to Executive prior to the effective date of such termination.

         (b) Subject to Section 5.04(c), in the event of termination of this Agreement by the Company other than for Cause or Executive's death, the Company shall (i) pay Executive a severance payment in an amount equal to the annual base salary of Executive, payable within thirty (30) days after termination;
                    (ii) continue to pay Executive his base salary for a period of twelve (12) months following such termination; and (iii) during such twelve (12) month period following termination, reimburse Executive for COBRA (Consolidated Omnibus Budget Reconciliation Act of 1985) payments actually made by Executive in order to sustain Executive's then existing scope of medical coverage in effect at the time of termination.

         (c) In the event any payment or benefit received or to be received by Executive pursuant to this Agreement in connection with a Change in Control ("Change in Control Payments") would not be deductible in whole or in part for federal income tax purposes by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such Change in Control Payments shall be reduced by the minimum amount necessary to preserve deductibility of such Change in Control Payments. For purposes of this limitation,
                    (i) no portion of the Change in Control Payments shall be taken into account which, in the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive, does not constitute an excess parachute payment within the meaning of
                    Section 280G(b)(2) of the

                    Code; (ii) the Change in Control Payments are not subject to disallowance of deductions, in the opinion of the tax counsel referred to in clause (i); and
                    (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Change in Control Payments shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(b)(3) and (4) of the Code and the regulations thereunder.

ARTICLE VI:  Miscellaneous

6.01 Life Insurance. Executive agrees that the Company or any of its subsidiaries or affiliates may apply for and secure and own insurance on Executive's life (in amounts determined by the Company). Executive agrees to cooperate fully in the application for and securing of such insurance, including the submission by Executive to such physical and other examinations, and the answering of such questions and furnishing of such information by Executive, as may be required by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its subsidiaries or affiliates shall be required to obtain any insurance for or on behalf of Executive, except as provided in
         Section 3.01(b) hereof.

6.02     Benefit of Agreement; Assignment; Beneficiary.

         (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

         (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

6.03 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, or by overnight courier addressed: (a) in the case of the Company, to LCI International, Inc., 8180 Greensboro Drive, Suite 800, McLean, Virginia 22102, Attention: Chief Executive Officer, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and
         (b) in the case of Executive, to Roy Gamse, 3615 North Kenilworth Street, Arlington, Virginia 22207 or such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

6.04 Entire Agreement; Amendment. Subject to Section 6.10, this Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or verbal, between the parties hereto with respect to this matter. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto. In the event of any inconsistency between this Agreement and any Offer Letter executed by Executive, the terms and conditions of this Agreement shall govern.

6.05 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

6.06 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.07 Enforcement. If any action at law or in equity is brought by either party hereto to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement by the other party of the reasonable costs and expenses incurred in connection with such action (including reasonable attorney's fees), in additional to any other relief to which such party may be entitled. Executive shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

6.08 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without reference to the principles of conflict of laws.

6.09 Agreement to Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform her or its obligations under this Agreement or to effectuate the purposes hereof.

6.10 Arbitration. Except for disputes with respect to Article IV hereof, any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to arbitration in Washington, D.C., in accordance with the Commercial Rules of the American Arbitration Association there in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

6.11 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

6.12 Validity. The invalidity or unforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement with the intent that it take effect as of the date first above written.


LCI INTERNATIONAL MANAGEMENT
    SERVICES, INC.


By:  /s/ THOMAS WYNNE               3/18/96         By: /s/  ROY GAMSE                 3/18/96
   -----------------------------   ---------           ----------------------------   ---------
   Thomas Wynne                      Date              Roy Gamse                         Date
   President & Chief Operating OFFICER